UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 30, 2008

ACROPOLIS PRECIOUS METALS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-144202	27-0141061
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1000-Metal Mining	0001402159
(Standard Industrial	(Central Index Key)
Classification)

Suite 341 - 2620 South Maryland Parkway
Las Vegas, Nevada 89125-0541
(Address of principal executive offices, including zip code)
702-735-1772
(Registrant’s telephone number, including area code)

Copy of Communication to:
Bernard & Yam, LLP
Attention: Bin Zhou, Esq.
401 Broadway Suite 1708
New York, NY 10013

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item No.	Description of Item

Item 1.01	Entry Into a Material Definitive Agreement
Item 2.01	Completion of Acquisition or Disposition of Assets
Item 3.02	Unregistered Sales of Securities
Item 5.06	Change in Shell Company Status
Item 9.01	Financial Statements and Exhibits

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Our disclosure and analysis in this Current Report on Form 8-K contains some forward-looking statements. Certain of the matters discussed concerning our operations, cash flows, financial position, economic performance and financial condition, including, in particular, future sales, product demand, the market for our products in the People’s Republic of China and elsewhere, competition, exchange rate fluctuations and the effect of economic conditions include forward-looking statements.

Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, including projections of orders, sales, operating margins, earnings, cash flow, research and development costs, working capital, capital expenditures and other projections, they are subject to several risks and uncertainties, and therefore, we can give no assurance that these statements will be achieved.

Investors are cautioned that our forward-looking statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections may be better or worse than projected. Given these uncertainties, you should not place any reliance on these forward-looking statements. These forward-looking statements also represent our estimates and assumptions only as of the date that they were made. We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events.

We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. You are advised, however, to consult any additional disclosures we make in our reports on Form 10-K, Form 10-Q, Form 8-K, or their successors. We also note that we have provided a cautionary discussion of risks and uncertainties under the caption "Risk Factors" in this Current Report. These are factors that we think could cause our actual results to differ materially from expected results. Other factors besides those listed here could also adversely affect us.

Information regarding market and industry statistics contained in this Current Report is included based on information available to us which we believe is accurate. We have not reviewed or included data from all sources, and cannot assure stockholders of the accuracy or completeness of the data included in this Current Report. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services.

Unless otherwise noted, all currency figures in this filing are in U.S. dollars. References to "yuan" or "RMB" are to the Chinese yuan (also known as the renminbi). According to Bank of China, as of June 23, 2008, $1 = 6.86 Yuan.

Explanatory Note

This Current Report on Form 8-K is being filed by Acropolis Precious Metals, Inc.  (“either the "Company," "we" or "our") in connection with a share exchange transaction in which the Company has acquired all of the issued and outstanding capital stock ( “Origin Orbit Shares”) of Origin Orbit Green Resource Company, Ltd (“Origin Orbit”), a limited liability company organized under the laws of British Virgin Islands. On June 30, 2008, the Company entered a share exchange agreement ("Share Exchange Agreement”) under which the Company issued 5,865,000 shares of its common stock, par value $ 0.00001, to Oracular Dragon Capital Company, Ltd (“Oracular Dragon”), the sole shareholder of Origin Orbit in exchange for all the issued and outstanding shares of Origin Orbit (“Share Exchange Transaction”).

The Share Exchange Transaction is the final part of a series of consecutive transactions including the Affiliate and Non-Affiliate Stock Purchase Transactions consummated on June 19, 2008 (“Stock Purchase Transactions”), the details of which have been disclosed on the Form 8-K Current Report filed on June 20, 2008. The Share Exchange Transaction and Stock Purchase Transactions, combined together, were to ensure that the Company was able to acquire 100% of the beneficial ownership interest in Origin Orbit.

Origin Orbit is a holding company that, on April 4, 2007, acquired 100% of the capital stock of Anyang Prosperous Energy Technology Developing Co., Ltd. (“Anyang Prosperous”) and Anyang Top Energy Green Resources Co., Ltd. (“Anyang Top”), both of which were organized under the laws of the People’s Republic of China (“PRC”).

Item 1.01. Entry into a Material Definitive Agreement

On June 30, 2008, the Company entered a share exchange agreement ("Share Exchange Agreement”) under which the Company issued 5,865,000 shares of its common stock, par value $ 0.00001, to Oracular Dragon, the sole shareholder of Origin Orbit in exchange for all the issued and outstanding shares of Origin Orbit.

Item 2.01. Completion of Acquisition or Disposition of Assets

As described under Item 1.01, on June 30, 2008, the Company entered a share exchange agreement ("Share Exchange Agreement”) under which the Company issued 5,865,000 shares of its common stock, par value $ 0.00001, to Oracular Dragon, the sole shareholder of Origin Orbit in exchange for all the issued and outstanding shares of Origin Orbit.

As the result of the Share Exchange Transaction, Origin Orbit became the Company’s direct wholly-owned subsidiary. The Company ceased being a “shell company” as that term is defined in Rule 12b-2 under the Securities and Exchange Act of 1934 (the “Exchange Act”). We also ceased all the exploration business and operations.

Company’s Pre-acquisition Organizational History

Prior to the Share Exchange Transaction described under Item 1.01, we were an exploration stage corporation. We were incorporated in the State of Nevada on March 24, 2006. We did not own any interest in any property, but merely had the right to conduct exploration activities on one property, which consisted of 20 cells containing 169.029 hectares located in the Nicola Mining Division District of British Columbia, Canada. We intended to explore for gold on the property. Our exploration program should take approximately 365 days, weather permitting. We did not own any subsidiary company.

On June 19, 2008, Walter Brenner and Horst Balthes (the "Affiliate Sellers"), two major shareholders and affiliates of the Company consummated two Affiliate Stock Purchase Agreements (the "Affiliate Agreements") with Oracular Dragon. Pursuant to the terms and conditions of the Affiliate Agreements, Oracular Dragon acquired from the Affiliate Sellers a total 3,100,000 shares of common stock of the Company for a total price of $ 75,000.

Also on June 19, 2008, a group of non-Affiliate Stockholders ("Non-Affiliate Sellers") of the Company consummated a Non-Affiliate Stock Purchase Agreement ("Non-Affiliate Agreement") with Oracular Dragon. Pursuant to the terms and conditions of the Non-Affiliate Agreement, Oracular Dragon acquired from the Non-Affiliate Sellers a total 1,424,231 shares of common stock of the Company for a total price of $ 271,586.

As the result, under the terms and conditions of Affiliate Agreements and Non-Affiliate Agreement, Oracular Dragon acquired from Affiliate and Non-Affiliate Sellers a total 4,524,231 shares of common stock of the Company, representing approximately 73.7% of the total issued and outstanding shares of the Company.

Company’s Post-acquisition Organizational Structure

Following our acquisition of Origin Orbit as described under Item 1.01, as set forth in the following diagram, Origin Orbit becomes our direct, wholly-owned subsidiary and Anyang Prosperous and Anyang Top are wholly-owned subsidiaries of Origin Orbit.

Anyang Top does not have any subsidiary.

Anyang Prosperous has various ownership interests in a number of companies in PRC.  Set forth below are Anyang Prosperous’s subsidiaries and associated companies and its shareholding percentage in each company:

Name of the company	Registered Capital (USD $)	Anyang Prosperous’s Shareholding Percentage
SUBSIDIARIES:-
Pingdingshan City Zhenyuan Energy Technology Developing Co., Ltd.	724,343.74	100%
Jiaozuo City Prosperous Energy Technology Development Co., Ltd.）	724,343.74	100%
Fuyang Prosperous Energy Technology Development Co., Ltd.	1,448,687.49	95%
Ji’nan Zhenyuan Green Resource Co. Ltd.	1,448,687,49	99%
Weifang Prosperous Energy Technology Development Co., Ltd.	1,448,687,49	95%
Changzhi City Zhenyuan Energy Technology Development Co., Ltd.	724,343.74	100%
Yangquan Zhenyuan Energy Science & Technology Co., Ltd.	724,343.74	84%
Shijiazhuang Prosperous Energy Technology Development Co., Ltd.	1,448,687,49	100%
Xuchang Zhenyuan Green Resource Technology Development Co., Ltd.	1,448,687,49	95%
Heze Prosperous Energy Technology Development Co., Ltd.	724,343.74	95%
Yantai Prosperous Energy Technology Development Co., Ltd.	72,434.37	100%
Hengshui Prosperous Energy Technology Development Co., Ltd	289,737.50	95%
Handan City Prosperous Car-used Green Resource Co., Ltd.	108,651.56	98%
Linying Anyang Prosperous Energy Tech Development Co., Ltd.	1,448,687,49	95%
ASSOCIATED COMPANIES:
Anyang PetroChina Marketing Company Limited.	8,548,704.87	34%
Taiyuan Zhenyuan Green ResourceTechnology Development Co., Ltd.	1,448,687,49	20%

Upon the acquisition of Origin Orbit and its subsidiaries in China, our primary business is carried out by Origin Orbit through Anyang Prosperous and Anyang Top. Therefore, in the remainder of this Form 8-K and its exhibits, “we, us or our” refers to Acropolis Precious Metals, Inc., Origin Orbit, Anyang Prosperous and Anyang Top, collectively.

Organizational History of Origin Orbit, Anyang Prosperous and Anyang Top

Origin Orbit was a limited liability company organized under the laws of British Virgin Islands (“BVI”) on December 13, 2006.

Anyang Prosperous was a limited liability company organized under the laws of PRC on December 14, 2005. Anyang Top was a limited liability company organized under the laws of PRC on February 15, 2007.

On April 4, 2007, Origin Orbit acquired 100% of the capital stock of Anyang Prosperous and Anyang Top and thus caused Anyang Prosperous and Anyang Top to become its directly wholly-owned subsidiaries.

As the result, Anyang Prosperous and Anyang Top were changed to wholly foreign owned entities (“WFOE”) pursuant to the PRC laws.

Since their founding, Anyang Prosperous and Anyang Top have been engaged in the business of wholesale and retail sales of CNG and LPG, construction and operation of CNG and LPG filling stations.

Overview of the Business

We are engaged in the business of wholesale and retail sales of CNG and LPG, construction and operation of CNG and LPG filling stations.

Primary Products

Our primary products include Compressed Natural Gas and Liquefied Petroleum Gas

Compressed Natural Gas (“CNG”) is a substitute for gasoline, diesel, or propane fuel. It is considered to be an environmentally "clean" alternative to those fuels and it is much safer than other motor fuels in the event of a fuel spill: natural gas is lighter than air, so it disperses quickly when leaked or spilled. It is made by compressing natural gas (which is mainly composed of methane (CH4)), to less than 1% of its volume at standard atmospheric pressure. It is stored and distributed in hard containers, at a normal pressure of 200–220 bar (20–22 MPa), usually in cylindrical or spherical shapes to maintain equal pressure on the walls of the containers.

Liquefied Petroleum Gas (“LPG”) is a mixture of hydrocarbon gases used as a fuel in heating appliances and vehicles, and increasingly replacing chlorofluorocarbons as an aerosol propellant and a refrigerant to reduce damage to the ozone layer. LPG is manufactured during the refining of crude oil, or extracted from oil or gas streams as they emerge from the ground.

Our Primary Operations

We carry out three types of primary operations:

(1) Retail sales of CNG and operation of CNG filling stations.

(2) Retail sales of LPG and operation of LPG filling stations.

(3) Wholesale of LPG and CNG.

We are currently operating 10 gas filling stations (4 CNG filling stations and 6 LPG fillinf stations). In addition, we are constructing 3 CNG filling stations and 1 pipe network as of June 30, 2008. We also plan to construct another 11 filling stations including 1 hub station and 10 CNG filling stations. Our stations, including those under construction and planning, are located in 13 cities of 5 provinces. In order to better manage and operate these stations, we have formed 14 subsidiary companies in Shanxi, Shandong, Hebei and Anhui provinces.

We wholesale LPG to customers located in Anyang, Xinxiang and many other cities in northern Henan Province, as well as the cities in Guangdong, Hebei, Hunan, and Shanxi provinces.

Overview of CNG/LPG Industry and Market in China

China’s rapidly growing economy causes the fast increase in demand for energy sources. China’s overall consumption of LPG was increased from 14.843 million ton in 2000 to 21.337 million ton in 2006 (data source: 2007 Chinese LPG Global Conference), growing by 7.8% per year. The overall consumption of CNG was increased from 27.7 billion cubic meter in 2000 to 63.6 billion cubic meter in 2006, growing by 14.8% per year.

Accompanying the stronger desire for more sustainable economic development and the heightened level of environmental consciousness, the use of CNG and LPG, which are viewed as sources of “clean energy”, has been highly encouraged by Chinese government. PRC’s 11th Five-Year Plan called for the strategic planning on the development of natural gas industry. It is predicated that China’s demand for LPG will continue to grow at the rate of 9.3% annually and reaches 30.5 million ton in year 2010. The domestic production of LPG products is anticipated to reach approximately 20 million ton which is still 10 million ton in short of demand. The demand for CNG will grow at 12% per year and will reach 100 billion cubic meter in year 2010.

China’s Market for Clean Energy-Powered Vehicles

Clean energy-powered vehicles; including CNG/LPG-powered vehicles and hybrid (natural gas/gasoline) powered vehicles are the end customers of our CNG/LPG retail business and filling stations. The rapidly growing number of automobiles running in Chinese urban areas has caused serious air pollution which forced the Chinese government and industries to seek alternatives to the conventional gas-powered vehicles. Natural gas-powered and hybrid powered vehicles, given their advantage in reducing emission and saving energy, have been viewed as clean energy vehicles and are highly favored by Chinese central and local policy makers. Chinese central government adopted various policies, including subsidy programs and tax incentive programs, to encourage the use of clean energy vehicles. At the local level, by the end of 2006, 19 cities have been designated as the key trial cities for the popularization of clean energy vehicles. These 19 cities are Beijing, Shanghai, Tianjin, Chongqing, Sichuan Province, Hainan Province, Xi’an, Urumchi, Changchun, Harbin, Guangzhou, Jinan, Qingdao, Yinchuan, Langfang, Puyang, Shenyang, Lanzhou and Dandong. As a result, more and more natural-gas filling stations were constructed to facilitate the rising demand for natural gas. From 1999 to 2004, the number of natural gas filling stations rose from 130 to 712, representing the annual growth rates at 34.3% and 32.2% for LPG filling stations and CNG filling stations, respectively.

Our Main Customers and Suppliers

As stated above, our primary operations include (1) retail sales of CNG and operation of CNG filling stations; (2) retail sales of LPG and operation of LPG filling stations and (3) wholesale of LPG and CNG.

The customers of our retail CNG/LPG filling stations are the CNG and LPG powered vehicles and hybrid powered vehicles.

The main customers of our LPG and CNG wholesale business are LPG/CNG retailers.

The following table lists the main customers of our LPG/CNG wholesale business, as of May 21, 2008

Name of Client	Turnover （US Dollar）	Proportion of Sales Volume	Intending Duration of Cooperation (Year)

Xincheng LPG of XinXiang	4,802,200	10%	1

Tianyuan Gas Corporation of Shuiye	2,689,900	6%	1

Foshan Gas Company of Guangdong	2,527,300	5%	1

Origin Orbit Gas Ltd. of Anyang	2,313,300	5%	2

Hongzheng LPG Ltd. of Linxian	1,600,700	3%	1

Donggang LPG Station of Tangyin	1,600,700	3%	1

Guangming Gas Corporation of Guangzhou	1,471,800	3%	1

Rongxin Gas Corporation Ltd. of Guangzhou City	1,433,200	3%	1

China Wanxiang Corporation of Xuchang	571,100	1%	2

Anyang Public Transportation Corporation	534,000	1%	2

Total	19,544,200	40%

We had contractual relationship with a number of large and medium-scaled petroleum and chemical companies which secured the stable supply for our CNG and LPG.

The following table lists the main suppliers of our CNG and LPG:

Name of Supplier	Supply amount (US Dollar)	Proportion of supply amount	Intending Duration of Cooperation
China National Petroleum Corporation North China Marketing Company	17,983,900	47.28%	2
Shijiazhuang Refining & Chemical company	9,002,800	23.67%	2
Anyang Jianeng Energy Development CO.,LTD	3,242,100	8.52%	2
China Petroleum & Chemical Corporation Tianjin Marketing Company	2,030,200	5.34%	2
Heng Yuan Xin Trade Corporation of Ltd. Shijiazhuang City	833,800	2.19%	2
Jin Yan Trade Company of Yanshan	772,100	2.03%	2
Hong Da Group Shi Hua Trade Company of Luoyang Petroleum & Chemical Corporation	623,400	1.64%	2
China Petroleum & Chemical Corporation Cangzhou Marketing Company	278,600	0.73%	2
Hekou Jin Long Ltd. of Dongying	224,100	0.59%	1
Total	34,991,000	91.99%

Our Competitors

The main competitors of our CNG and LPG retail business include Xin’Ao Gas Corporation, Xi’an Xilan CNG Co, Ltd., Sino Gas Group Ltd and Zhengzhou Gas Co.

Xin’Ao Gas Co., listed on Hong Kong Stock Exchange, is currently our strongest competitor.  As of 2007, it has constructed and operated 45 natural gas-filling stations located in a number of provinces and regions nationwide, such as Beijing, Guangdong, Guangxi, Hebei, Henan, Anhui,and Hunan, ect.

Xi’an Xilan CNG Co, Ltd., listed on OCTBB, has established 28 CNG filling stations, which mainly served Shaanxi Province.

Sino Gas Group Ltd, listed on Hong Kong Stock Exchange, operates 60 filling stations in Beijing, Qingdao, Changchun, and Zhengzhou, etc.

Zhengzhou Gas Co., listed on Hong Kong Stock Exchange, operates 7 filling stations which serve Zhengzhou of Henan Province.

Most of our main competitors have been listed on international stock exchanges. Our current operations were mainly located in second-tier cities in Henan, Shandong, Anhui, and Guangdong provinces.

Insurance

Except that Public Transportation Gas Station, Zhonghua Road Gas Station, and  South Middle-Ring Road Gas Station of Anyang Prosperous are under insurance policies,  and that the vehicles of Ji’nan Company and the properties of Anyang Top are under insurance policies, no any other properties including gas stations and equipments of Anyang Prosperous and any of its other subsidiaries are under the protection of any insurance policies.

Government Regulations

Fuel service station standards are subject to regulation by the Ministry of Construction, the General Administration of Quality Supervision, and the Bureau of Inspection and Quarantine of the People’s Republic of China. Upon satisfactory inspection of service stations, certificates will be issued.

Various standards must be met for filling stations, including the handling and storage of CNG, tanker handling, and compressor operation. The Local Ministry of Construction and the Gas Field Operation Department of the Municipal Administration Committee regulates these standards. The Municipal Development and Reform Commission, which issues certificates for the handling of dangerous chemical agents, carries out inspections.

Standards for the design and construction of filling stations must conform to GB50156-2202 and technology standard BJJ84-2000

License, Permit and Approval

The businesses of Anyang Prosperous are subject to the administration and supervision of such governmental agencies as Ministry of Construction, the General Administration of Quality Supervision, and State Administration of Work Safe, and their local offices. To date, Anyang Prosperous and Anyang Top have received the following licenses, permits and approvals or otherwise from the aforementioned governmental agencies necessary for their business operations: Business License, Operating Permit for Hazardous Chemicals, Operating Permit of Gas Enterprise, Permit for Installation, Alteration and Maintenance of Special Equipments, Operating Permit of Gas Enterprise, Special Equipment Usage Registration Certificate and Gas Cylinder Filling License.

Transportation and Storage Capability

We have five LPG storage cans, each with 1,000 cubic meter storage capacity and the total storage volume can reach 65,000 tons.

Quality Control Standards and Procedures

Anyang Prosperous has obtained ISO 9000 quality system certification. Pursuant to the National Standard of the People’s Republic of China for LPG (GB11174-1997), we created our own LPG Quality Standard, In and Out Storerooms vehicle Using Gas Standard, Measures for LPG Quality Control, and Quality Services Standard

We attach importance to quality control and ring-to-ring control. We maintain strict quality control and management standards and procedures including  “Measures for Calculation”, “Duties and Conference Rules of Gas Quality Analysis Group”, “In-Storeroom Procedure”, “Out-Storeroom Procedure”, “Assay Report Distributing Procedure”, “De-sulfur and Purifying Procedure” and “Gas Company Distributing Procedure”.

Intellectual Property

We do not own any intellectual property rights except for the following trademarks pending registration:

Trade mark	Class	Application No.	Application date	Acceptance date
神州万象（word）	1	5843576	January 12, 2007	July 17, 2007
神州万象（word）	4	5843563	January 12, 2007	July 19, 2007
神州万象（word）	6	5843582	January 12, 2007	July 19, 2007
神州万象（word）	11	5843581	January 12, 2007	July 19, 2007
神州万象（word）	35	5843577	January 12, 2007	July 26, 2007
神州万象（word）	36	5843575	January 12, 2007	August, 14, 2007
神州万象（word）	37	5843568	January 12, 2007	June 26, 2007
神州万象（word）	39	5843569	January 12, 2007	August 14, 2007
神州万象（word）	40	5843570	January 12, 2007	June 19, 2007
神州万象（word）	41	5843571	January 12, 2007	June 19, 2007
神州万象（word）	42	5843578	January 12, 2007	August 14, 2007
神州万象（figure & word）	1	6107239	June 13, 2007	September 18, 2007
神州万象（figure & word）	4	6107238	June 13, 2007	September 18, 2007
神州万象（figure & word）	6	6107237	June 13, 2007	September 18, 2007
神州万象（figure & word）	11	6107236	June 13, 2007	September 18, 2007
神州万象（figure & word）	35	6107235	June 13, 2007	September 18, 2007
神州万象（figure & word）	34	6107234	June 13, 2007	September 18, 2007

Description of Properties

Land:

We do not own any land except that Anyang Prosperous (by its subsidiary located in Shijiazhuang, Hebei Province, PRC) is under the process to acquire a piece of land with an area of 8192 square meters in Yuanshi County, Hebei Province. We have paid the consideration therefor and are going through in the procedure to obtain the ownership title therefor.

Land leased by Anyang Prosperous:

Location	Area(square meter)	Period	Rental (US Dollar)
South Xinnanhuan Road, Pingdingshan City, Henan Province	5 Mu (3335 square meter)	September 15, 2006 - September 15, 2021	4,346.06 per year

North of Nanzhonghuan Road, Anyang City , Henan Province (Nanzhonghuan Road Gas Station)	10 Mu (6667 square meter)	May 1, 2006 – April 30, 2016	5,794.75 per year

Mid East Zhonghuan Road, Anyang City, Henan Province (ZhongHua Road Gas Station)	4 Mu (2668 square meter)	May 1, 2007–May 1, 2012	3,621.72 per year

n/a (Henan Wanli Group) (West Passenger Gas Station)	n/a	June 1, 2007–June 1, 2017	10,140.81 per year

Mid Anlin Avenue, Anyang City, Henan Province (Public Transportation Gas Station)	n/a	May 1, 2006–April 30, 2016	3,187.11 per year

Hanshan District, Handan City, Hebei Province	n/a	January 1, 2007–December 31, 2013	17,384.25 per year

Houses and spaces:

We do not own any house title. We rent spaces for our business operation. Details about the spaces we rent for our business are listed below:

Houses rented by Anyang Prosperous:

Location	Area (square meter)	Period	Rental （US Dollar）
Mid Angang Avenue, Anyang City, Henan Province	150	December 1, 2005—December 31, 2009	15,935.56 totally
51 Yude Road, Hanshan District, Handan City, Hebei Province	n/a (2 rooms)	February 1, 2008—January 31, 2009	131.20 monthly
83 Jingqi Road, Jinan City, Shandong Province	n/a (1 room)	January 26, 2007–January 26, 2009	8,981.86 per year
669 Jingqi Road, Jinan City, Shandong Province	220.30	October 16, 2007–October 16, 2009	8,692.12 pear year
110 Yuejin Road, Zhongzhan District, Jiaozuo City, Henan Province	40	June 19, 2006–June 19, 2008	579.47 per year
626 Yuanfei Road, Weifang City, Shandong Province	n/a (1 room)	January 23, 2007 – January 22, 2008	1,486.35
28 Beihewan, Jianshe Road, Taiyuan City, Shanxi Province	n/a (plant and room)	August 1, 2006 – July 31, 31, 2026	32,595.47 pear year
27 Fl, West Tower of Huayu International Plaza, Taiyuan, Shanxi Province	138.45	August 11, 2007–August 10, 2008	5,794.75 pear year
West St of Jiefang, Changzhi City, Shanxi Province	n/a (fields and 2 rooms)	June 1, 2006–May 31, 2011	June 1, 2006–May 31, 2008: 5794.75 per year; June 1, 2008 – May 31, 2010: 6,519.09 per year; June 1, 2010 – May 31, 2011: 7,243.44 per year
West St of Jiefang, Changzhi City, Shanxi Province	n/a (4 rooms)	March 10, 2007–March 9, 2008	1,738.42per year
8 Fl, Qiantain Plaza, Zhongxing Road, Pingdingshang City, Henan Province	n/a (2 rooms)	January 12, 2007–January 12, 2008	977.86per year
South Avenue, Yangquan City, Shanxi Province	n/a (1 room)	August 1, 2007–July 31, 2017	724.34 per year
42 South Ping’an Avenue, Qiaodong District, Shijiazhuang City, Hebei Province	241.70	August 1, 2007–August 1, 2008	9,585.24 per year
11 Laodong Road, Xuchang City, Henan Province	n/a (3 rooms)	September 1, 2007–August 31, 2008	0.00 (free)
8 Fuwang Road, Fuyang City, Anhui Province	n/a (3 rooms)	November 20, 2007–November 29, 2008	1,390.74per year
36 Ning’an Road, Hi-tech Development Park, Hengshui City, Hebei Province	n/a (1 room)	April 9, 2007--	50.70monthly
1599 Zhonghua Road, Heze City, Shandong Province	52 (2 rooms)	October 10, 2007–October 9, 2008	1,043.05 per year
12 Xingfu Road, Yantai City, Shandong Province	31	December 1, 2007–December 31, 2008	851.10

House rented by Anyang Top:

Location	Area (square meter)	Period	Rental (US Dollar)
Xiliang Village, Anyang, Henan Province	n/a (17 rooms)	March 1, 2007–March 1, 2017	2,098.6 per year

Employees

We have in total 260 staff at present, over 10% of whom have Bachelor or higher degree and many are experts and technicians specialized in different areas.

Management and Technicians

We heavily rely on the skills, abilities and expertise of our management members, executives and top technicians to carry out our operations. Currently, more than 25% of our management personnel have Master or higher degree or medium or higher professional titles.

Management

Wei Wang, Director and Chairman of the Board, Chief Executive Officer, graduated from Henan Provincial Party School. He has worked in petrochemical industry for fifteen years. He had worked successively as the Chairman of the board in Handan, Jinan petrochemical industry and joined Anyang Top in 2007. He is in charge of the integrated business development, management and strategic planning of the company.

Li Wang , Director of the Board, Secretary, Graduated from China Politics and Law University and holding dual Bachelors in Law and Literature. Ms. Wang is the president of Zhenyuan (Canada) International Holding Inc. Meanwhile, Ms. Wang has also acted as the president of Greater Montreal Sino-Canadian Business Centre since 2006. In 2003, Ms. Wang became the president assistant in Zhenyuan Group China, when she participated all oversea cooperation projects, including the cooperation with Australian Forster securities company and the establishment of long-term cooperation relationship with technical and financial companies; the management and participation in financial consultation with Canada Investpro Securities Inc.; and the reorganization of the stocks, the assets of the Chinese private enterprise according to the Canadian financial system. She previously held oversea department manager at China Century Huayu Investment Co., Ltd. (subsidiary of Zhenyuan Group) in 2002, where she managed and participated in all international cooperation projects, such as World Bank EMC project on several enterprises’ loan operation in China Beijing and Wuhan.

Shiming Yu, Director of the Board, Chief Financial Officer, a Chinese Certified Public Accountant, graduated from Changchun Taxation College, Industrial Accounting major. He has worked for more than six years in first-grade large state-owned chemical enterprise concerning the management of cost, investment and financing. Later, he worked as chief financial director for five years in a domestic manufacturing enterprise and also worked in a large-scale domestic accounting firm for five years in auditing. He joined Origin Obit Company in 2007 and is in charge of the integrated financial planning, management, investment and financing work of the company.

None of Wei Wang, Li Wang and Shiming Yu has been involved in any of the following proceeding during the past five years:

1.

any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.

any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.

being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Research and Development

We do not have our own R&D department. We contracted with Xin He Scientific and Technological Academy to carry out the R&D for us.  The academy was established in September, 2004. It focuses on the development of cleaning energy resource and CNG/LPG powered automobile technology, introduces the advanced technological achievement from foreign countries, and conduct trials and tests.

Xin He Scientific and Technological Academy has a team of young and devoted, high-level R&D staff professionals specialized in areas of chemistry, electronics and automobile, etc. Currently, the academy has a twenty staff, including two Senior Engineers and ten medium or senior title holders. After three years’ development, this academy has gradually grown to be a full-fictional research and development institute which supports the sustainable development of our business and operations.

Ever since its establishment, Xin He Scientific and Technological Academy has obtained  many awards for its six significant break-through research and six national patents. It also receives funds from Anyang local Government, Henan provincial Government and Denmark National Government; The academy established the core laboratory which successfully introduced the improved technique for home-use of LPG and also invented the fast replacing system for LPG automobile steel cylinders,  home and vehicular use of dimethyl ether. Other technologies it has been developed include automobile injection refitting technology, biogas technology, LPG from coal technology.

Legal Proceedings

Currently we are not involved in any pending litigation or legal proceeding.

RISK FACTORS

An investment in our common stock is speculative and involves a high degree of risk and uncertainty. You should carefully consider the risks described below, together with the other information contained in this form 8-K, including the consolidated financial statements and notes thereto of our Company, before deciding to invest in our common stock. The risks described below are not the only ones facing our Company. Additional risks not presently known to us or that we presently consider immaterial may also adversely affect our Company. If any of the following risks occur, our business, financial condition and results of operations and the value of our common stock could be materially and adversely affected.

Risks Related to Our Business

We are dependent on outside suppliers.

We do not own any natural gas field and reserve. We obtain our supplies of natural gas from outside supplier. The ability to deliver our product is dependent on a sufficient supply of natural gas and if we are unable to obtain a sufficient natural gas supply, it could prevent us making deliveries to our customers. While we have supply contracts with our suppliers, we do not control the government owned or other suppliers, nor are we able to control the amount of time and effort they put forth on our behalf. It is possible that our suppliers will not perform as expected, and that they may breach or terminate their agreements with us. Any failure to obtain supplies of natural gas could prevent us from delivering such to our customers and could have a material adverse affect on our business and financial condition.

Changes in the regulatory atmosphere could adversely affect our business.

The distribution of natural gas and operations of filling stations are highly regulated requiring registrations for the issuance of licenses required by various governing authorities in China. In addition, various standards must be met for filling stations including handling and storage of natural gas, tanker handling, and compressor operation which are regulated. The costs of complying with regulations in the future may harm our business. Furthermore, future changes in environmental laws and regulations could result in stricter standards and enforcement, larger fines and liability, and increased capital expenditures and operating costs, any of which could have a material adverse effect on our financial condition or results of operations.

Our business operations are subject to a high degree of risk and insurance may not be adequate to cover liabilities resulting from accidents or injuries that may occur.

Our operations are subject to potential hazards incident to the gathering, processing, separation and storage of natural gas, such as explosions, product spills, leaks, emissions and fires. These hazards can cause personal injury and loss of life, severe damage to and destruction of property and equipment, and pollution or other environmental damage, and may result in curtailment or suspension of our operations.

The occurrence of a significant event for which we are not fully insured or indemnified, and/or the failure of a party to meet its indemnification obligations, could materially and adversely affect our operations and financial condition. Moreover, no assurance can be given that we will be able to maintain adequate insurance in the future at rates it considers reasonable. To date, however, we have maintained adequate coverage at reasonable rates and have experienced no material uninsured losses.

We depend on our senior management’s experience and knowledge of the industry and would be adversely affected by the loss of any of our senior managers.

We are dependent on the continued efforts of our senior management team. We do not currently have employment contracts with our senior executives, though we are under effort to establish contractual relationship therewith. If, for any reason, our senior executives do not continue to be active in management, our business, or the financial condition of our Company, our results of operations could be adversely affected. In addition, we do not maintain life insurance on our senior executives and other key employees.

Our inability to fund our capital expenditure requirements may adversely affect our growth and profitability.

Our continued growth is dependent upon our ability to generate more revenue from our existing distribution systems and raise capital from outside sources. We believe that in order to continue to capture additional market share, we will have to raise more capital to fund our business operations. In the future we may be unable to obtain the necessary financing on a timely basis and on acceptable terms, and our failure to do so may adversely affect our financial position, competitive position, growth and profitability. Our ability to obtain acceptable financing at any time may depend on a number of factors, including:
our financial condition and results of operations, the condition of the PRC economy and the natural gas industry in the PRC, and conditions in relevant financial markets in the United States, the PRC and elsewhere in the world.

Risks Related to the People’s Republic of China

China’s economic policies could affect our business.

Substantially all of our assets are located in China and substantially all of our revenue is derived from our operations in China. Accordingly, our results of operations and prospects are subject, to a significant extent, to the economic, political and legal developments in China.

While China’s economy has experienced a significant growth in the past twenty years, growth has been irregular, both geographically and among various sectors of the economy. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall economy of China, but may also have a negative effect on us. For example, our operating results and financial condition may be adversely affected by the government control over capital investments or changes in tax regulations.

The economy of China has been transitioning from a planned economy to a more market-oriented economy. In recent years the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform and the reduction of state ownership of productive assets and the establishment of corporate governance in business enterprises; however, a substantial portion of productive assets in China are still owned by the Chinese government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. It also exercises significant control over China’s economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies.

Capital outflow policies in the People’s Republic of China may hamper our ability to remit income to the United States.

The PRC government imposes controls on the convertibility of Renminbi into foreign currencies and, in certain cases, the remittance of currency outside of the PRC. We receive substantially all of our revenues in Renminbi. Under our current structure, our income is primarily derived from payments from Xi’an Xilan Natural Gas Co. Shortages in the availability of foreign currency may restrict the ability of Xi’an Xilan Natural Gas to remit sufficient foreign currency to pay dividends or other payments to us, or otherwise satisfy its foreign currency denominated obligations. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions, can be made in foreign currencies without prior approval from the PRC State Administration of Foreign Exchange by complying with certain procedural requirements. However, approval from appropriate government authorities is required in those cases in which Renminbi is to be converted into foreign currency and remitted out of the PRC to pay capital expenses, such as the repayment of bank loans denominated in foreign currencies. The PRC government also may at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay dividends in foreign currencies to our shareholders.

Although we do not import goods into or export goods out of the People’s Republic of China, fluctuation of the RMB may indirectly affect our financial condition by affecting the volume of cross-border money flow.

The value of the RMB fluctuates and is subject to changes in the People’s Republic of China political and economic conditions. Since July 2005, the conversion of RMB into foreign currencies, including USD, has been based on rates set by the People’s Bank of China which are set based upon the interbank foreign exchange market rates and current exchange rates of a basket of currencies on the world financial markets. As of March 13, 2008, the exchange rate between the RMB and the United States dollar was 7.095 RMB to every one USD.

We may face obstacles from the communist system in the People’s Republic of China.

Foreign companies conducting operations in the People’s Republic of China face significant political, economic and legal risks. The Communist regime in the People’s Republic of China, including a stifling bureaucracy may hinder Western investment.

We may have difficulty establishing adequate management, legal and financial controls in The People’s Republic of China.

The People’s Republic of China historically has been deficient in Western style management and financial reporting concepts and practices, as well as in modern banking, computer and other control systems. We may have difficulty in hiring and retaining a sufficient number of qualified employees to work in The People’s Republic of China. As a result of these factors, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet Western standards.

Because our assets and operations are located in China, you may have difficulty enforcing any civil liabilities against us under the securities and other laws of the United States or any state.

We are a holding company, and all of our assets are located in the Republic of China. In addition, our directors and officers are non-residents of the United States, and all or a substantial portion of the assets of these non-residents are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon these non-residents, or to enforce against them judgments obtained in United States courts, including judgments based upon the civil liability provisions of the securities laws of the United States or any state.

There is uncertainty as to whether courts of the Republic of China would enforce:

Judgments of United States courts obtained against us or these non-residents based on the civil liability provisions of the securities laws of the United States or any state; or

In original actions brought in the Republic of China, liabilities against us or non-residents predicated upon the securities laws of the United States or any state. Enforcement of a foreign judgment in the Republic of China also may be limited or otherwise affected by applicable bankruptcy, insolvency, liquidation, arrangement, moratorium or similar laws relating to or affecting creditors’ rights generally and will be subject to a statutory limitation of time within which proceedings may be brought.

The PRC legal system embodies uncertainties, which could limit law enforcement availability.

The PRC legal system is a civil law system based on written statutes. Unlike common law systems, decided legal cases have little precedence. In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation over the past 27 years has significantly enhanced the protections afforded to various forms of foreign investment in China. Each of our PRC operating subsidiaries and affiliates is subject to PRC laws and regulations. However, these laws and regulations change frequently and the interpretation and enforcement involve uncertainties. For instance, we may have to resort to administrative and court proceedings to enforce the legal protection that we are entitled to by law or contract. However, since PRC administrative and court authorities have significant discretion in interpreting statutory and contractual terms, it may be difficult to evaluate the outcome of administrative court proceedings and the level of law enforcement that we would receive in more developed legal systems. Such uncertainties, including the inability to enforce our contracts, could affect our business and operation. In addition, intellectual property rights and confidentiality protections in China may not be as effective as in the United States or other countries. Accordingly, we cannot predict the effect of future developments in the PRC legal system, particularly with regard to the industries in which we operate, including the promulgation of new laws. This may include changes to existing laws or the interpretation or enforcement thereof, or the preemption of local regulations by national laws. These uncertainties could limit the availability of law enforcement, including our ability to enforce our agreements with the government entities and other foreign investors.

The admission of China into the World Trade Organization could lead to increased foreign competition.

Provincial and central government authorities regulate the natural gas industry for safety and ensure that all areas receive natural gas service. However, as a result of China becoming a member of the World Trade Organization (WTO), restrictions on foreign investment in the industry may be reduced. With China’s need to meet growth in natural gas demand and the WTO’s requirement for a reduction of restrictions on foreign investment as a condition of membership, such events could lead to increased competition in the natural gas industry.

PRC laws and regulations governing our businesses and the validity of certain of our contractual arrangements are uncertain. If we are found to be in violation, we could be subject to sanctions. In addition, changes in such PRC laws and regulations may materially and adversely affect our business.

There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including, but not limited to, the laws and regulations governing our business. We are considered a foreign person or foreign invested enterprise under PRC law. As a result, we are subject to PRC law limitations on foreign ownership of Chinese companies. These laws and regulations are relatively new and may be subject to change, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness of newly enacted laws, regulations or amendments may be delayed, resulting in detrimental reliance by foreign investors. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively.

The PRC government has broad discretion in dealing with violations of laws and regulations, including levying fines, revoking business and other licenses and requiring actions necessary for compliance. In particular, licenses and permits issued or granted to us by relevant governmental bodies may be revoked at a later time by higher regulatory bodies. We cannot predict the effect of the interpretation of existing or new PRC laws or regulations on our businesses. We cannot assure you that our current ownership and operating structure would not be found in violation of any current or future PRC laws or regulations. As a result, we may be subject to sanctions, including fines, and could be required to restructure our operations or cease to provide certain services. Any of these or similar actions could significantly disrupt our business operations or restrict us from conducting a substantial portion of our business operations, which could materially and adversely affect our business, financial condition and results of operations.

We may be adversely affected by complexity, uncertainties and changes in PRC regulation of natural gas business and companies, including limitations on our ability to own key assets.

The PRC government regulates the natural gas industry including foreign ownership of, and the licensing and permit requirements pertaining to, companies in the natural gas industry. These laws and regulations are relatively new and evolving, and their interpretation and enforcement involve significant uncertainty. As a result, in certain circumstances it may be difficult to determine what actions or omissions may be deemed to be a violation of applicable laws and regulations. The interpretation and application of existing PRC laws, regulations and policies and possible new laws, regulations or policies have created substantial uncertainties regarding the legality of existing and future foreign investments in, and the businesses and activities of, natural gas businesses in China, including our business.

Risks Related to Corporate and Stock Matters

Risks related to our common stock

The market price for our common stock may be volatile.

The market price for our common stock is likely to be highly  volatile and subject to wide fluctuations in response to factors including the following:

actual or anticipated fluctuations in our quarterly operating results,

announcements of new services by us or our competitors,

changes in financial estimates by securities analysts,

conditions in the energy recycling and saving services market,

changes  in the  economic  performance  or market  valuations  of other  companies involved in the same industry,

announcements by our competitors of significant acquisitions, strategic  partnerships, joint ventures or capital commitments,

additions or departures of key personnel,

potential litigation, or

conditions in the market.

In addition, the securities markets have from time to time experienced significant price and volume  fluctuations that are not related to the operating performance  of  particular  companies.   These  market  fluctuations  may  also materially and adversely affect the market price of our common stock.

Shareholders could experience substantial dilution.

We may issue additional shares of our capital stock to raise additional cash for working capital.  If we issue additional shares of our capital stock, our shareholders will experience dilution in their respective percentage ownership in the company.

We have no present intention to pay dividends.

Neither during the preceding two fiscal years nor during the year ended December 31, 2007 did we pay dividends or make other cash distributions on our common stock, and we do not expect to declare or pay any dividends in the foreseeable future. We intend to retain any future earnings for working capital and to finance current operations and expansion of our business.

A  large  portion  of our  common  stock  is  controlled  by a small  number  of shareholders.

A large portion  of our  common  stock  is held by a small  number  of shareholders.  As a result, these shareholders are able to influence the outcome of shareholder votes on various matters, including the election of directors and extraordinary   corporate transactions  including  business  combinations.   In addition,  the  occurrence  of sales of a large  number of shares of our  common stock,  or the  perception  that these sales could  occur,  may affect our stock price and could  impair our  ability to obtain  capital  through an  offering of equity  securities.  Furthermore,  the current ratios of ownership of our common stock  reduce the public  float and  liquidity  of our common stock which can in turn affect the market price of our common stock.

We may be subject to "penny stock" regulations.

The Securities and Exchange Commission, or SEC, has adopted rules that regulate broker-dealer  practices in  connection  with  transactions  in "penny stocks." Penny stocks generally are equity  securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or  quoted  on the  NASDAQ  system,  provided  that  current  price  and  volume information  with respect to  transactions in such securities is provided by the exchange or  system).  Penny stock  rules  require a  broker-dealer,  prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized  risk  disclosure  document  prepared by the SEC,  which  specifies information  about penny stocks and the nature and  significance of risks of the penny stock market. A broker-dealer  must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and our sales person in the transaction,  and monthly account statements  indicating the  market  value  of each  penny  stock  held in the  customer's  account.  In addition,  the penny stock rules require that, prior to a transaction in a penny stock not  otherwise  exempt from those  rules,  the  broker-dealer  must make a special written  determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's  written agreement to the transaction. These disclosure  requirements  may have the  effect of  reducing  the  trading activity in the secondary  market for stock that becomes  subject to those penny stock rules.  These additional sales practice and disclosure  requirements could impede the sale of our securities. Whenever any of our securities become subject to the penny stock rules,  holders of those  securities  may have  difficulty in selling those securities.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

The following discussion is an overview of the important factors that management focuses on in evaluating our businesses, financial condition and operating performance and should be read in conjunction with the financial statements included in this Current Report on Form 8-K.  This discussion contains forward-looking statements that involve risks and uncertainties.  Actual results could differ materially from those anticipated in these forward looking statements as a result of any number of factors, including those set forth under the section entitled “Risk Factors” and elsewhere in this Current Report on Form 8-K.

Factors that may cause actual results, our performance or achievements, or industry results to differ materially from those contemplated by such forward-looking statements include without limitation:

1. Our ability to attract and retain management,  and to integrate and maintain technical information and management information systems;

2. Our ability to generate customer demand for our products;

3. The intensity of competition; and

4. General economic conditions.

 All written and oral forward-looking  statements  made in connection  with this Form 8-K that are  attributable  to us or persons  acting on our behalf are expressly qualified in their entirety by these cautionary statements.  Given the uncertainties  that  surround  such  statements,  you are cautioned not to place undue reliance on such forward-looking statements.

Our Business

We are engaged in the business of retail sales and wholesale of CNG and LPG, construction and operation of CNG and LPG filling stations.

We carry out three types of primary operations: (1) retail sales of CNG and operation of CNG filling stations; (2) retail sales of LPG and operation of LPG filling stations; (3) wholesale of LPG and CNG.

Results of Operations

The “Results of Operations” discussed in this section merely reflect the information and results of Origin Orbit for the period from December 13, 2006 (date of incorporation) to December 31, 2006 and  for the year ended December 31, 2007.

Revenues

Historical Financial Information for the period from December 13, 2006 (date of incorporation) to December 31, 2006 and for the year ended December 31, 2007(unit: US Dollar $)

Items	For the period ended December 31, 2006	For the year ended December 31, 2007
Revenue	-	38,502,350
Net (loss) income	(292)	1,242,327
Net Income Margin	N/A	3.23%

As mentioned above, Origin Orbit acquired Anyang Prosperous and Anyang Top on April 4, 2007.  Prior to these acquisitions, Origin Orbit does not have any business.

Historical Revenues Breakdown by Region for the period from December 13, 2006 (date of incorporation) to December 31, 2006 and for the year ended December 31, 2007 (unit: US Dollar)

	Period ended December 31, 2006	Percentage	Year ended December 31,2007	Percentage
Henan Province	0	N/A	21,570,165	56.02%
Shanxi Province	0	N/A	455,452	1.18%
Hebei Province	0	N/A	3,857,984	10.02%
Shandong Province	0	N/A	4,289,360	11.14%
Hunan Province	0	N/A	622,367	1.62%
Guangdong Province	0	N/A	7,707,022	20.02%
Total	0	N/A	38,502,350	100.00%

Historical Revenues Breakdown by Products for the period from December 13, 2006 (date of incorporation) to December 31, 2006 and for the year ended December 31, 2007 (unit:US Dollar)

Items	Period ended December 31, 2006	Percentage	Year ended December 31, 2007	Percentage
CNG retail	0	N/A	1,214,115	3.15%
CNG wholesale	0	N/A	169,685	0.44%
LPG retail	0	N/A	4,424,481	11.49%
LPG wholesale	0	N/A	31,756,431	82.48%
Others	0	N/A	987,638	2.44%
Total	0	N/A	38,502,350	100.00%

Gross Margin

Table 7.4 Gross profit ratio of the leading products in 2006 and 2007

Items	2006	2007
Gross Main	N/A	18%
CNG retail	N/A	49%
CNG wholesale	N/A	3%
LPG retail	N/A	15%
LPG wholesale	N/A	7%

Historical Profit & Loss for the period from December 13, 2006 to December 31, 2006 and the year ended December 31, 2007

	For the year ended Dec 31 2007	For the period From Dec 13, 2006 to Dec 31 2006

NET SALES	$38,502,350	$0

Cost of sales	(34,471,783)	0

GROSS PROFIT	4,030,567	0

Selling expenses	(1,762,422)	0
General and administrative expenses	(638,031)	(292)

Income (loss) from operations	1,630,114	(292)

Investment income	214,290	0
Other income (expenses), net	178,654	0
Finance costs, net	(48,925)	0

Income (loss) before income tax and minority interests	1,974,133	(292)

Provision for income tax	(731,269)	0

Income (loss) before minority interests	1,242,864	(292)

Minority interests	(537)	0

NET INCOME (LOSS)	$1,242,327	$(292)

OTHER COMPREHENSIVE INCOME
Foreign currency translation adjustment	38,563	76

TOTAL COMPREHENSIVE INCOME (LOSS)	$1,280,890	$(216)

Historical Profit & Loss in percentage form for the period from December 13, 2006 to December 31, 2006 and the year ended December 31, 2007

	For the year ended Dec 31 2007	For the period from Dec 13, 2006 to Dec 31 2006

NET SALES	$38,502,350	$0

Cost of sales	89.53%	N/A

GROSS PROFIT	10.47%	N/A

Selling expenses	4.58%	N/A
General and administrative expenses	1.66%	N/A

Income from operations	4.23%	N/A

Investment income	0.56%	N/A
Other income, net	0.46%	N/A
Finance costs, net	0.12%	N/A

Income before income tax and minority interests	5.13%	N/A

Provision for income tax	1.90%	N/A

Income before minority interests	3.23%	N/A

Minority interests	0.00%	N/A

NET INCOME	$3.23%	N/A

OTHER COMPREHENSIVE INCOME
Foreign currency translation adjustment	0.10%	N/A

TOTAL COMPREHENSIVE INCOME	$3.33%	N/A

Costs of Goods Sold

The company’s cost of goods sold for the year ended December 31, 2007 was $34,471,783, representing 89.53% of total revenue whereas there was no cost of goods sold for the period ended December 31, 2006 because the company did not commence its main business during the period ended December 31, 2006.

Raw Material Procurement

We were able to maintain relatively low purchase price even given the strong fluctuation of LPG price in 2007.

Average Price of Raw Material in 2006 and 2007(tax free)

Year	Retail LPG（per ton）	Wholesale LPG （per ton）	CNG（per cube）
2006	N/A	N/A	N/A
2007	578.49	673.42	0.26

Gross Profit Margin

The gross profit margin for the year ended December 31, 2007 was 10.47%.

Selling Expenses

Selling expenses for the year ended December 31, 2007 mainly included the salaries of sales personnel and transportation cost. In 2007, selling expenses amounted to $1,762,422, representing 4.58% of total revenue. The retail business sells its product through its own retail outlets whereas the wholesale business sells its product in the domestic market through direct distribution. The selling expense mainly covers the equipment cost of storage and the salaries of sales personnel.

Selling Expenses-Transportation Cost

The major component of selling expenses is transportation cost.  The company mainly uses tank trucks to transport its products.  In 2007, the transportation cost amounted to approximately $ 1,225,000.               .

General and Administrative Expenses

The general and administrative expenses for the year ended December 31, 2007, mainly included the salary and welfare of the management personnel and office related expenses, were $638,031, which accounted for 1.66% of total revenue.

Finance Costs

The financial expenses mainly consisted of interest expenses and bank charges and were $48,925, representing 0.12% of total revenue.

As of December 31, 2007, Origin Orbit did not borrow money from any financial institution in China.

Tax Rate

The corporate income tax rate in 2007 is 33% whereas the value added tax (VAT) rate in 2007 is 13%.

Foreign Currency Translation Adjustment

The exchange rates used to translate amounts in RMB into USD for the purposes of preparing the consolidated financial statements were as follows:

	December 31, 2007	December 31, 2006
Balance sheet items, except for the registered and paid-up capital and retained earnings	US$1:RMB7.3046	US$1:RMB7.8087
Amounts included in the statements of operations, changes in stockholders’ equity and cash flows	US$1:RMB7.5319	US$1:RMB7.9735

Net Incomes

The net income for the year ended December 31, 2007 was $1,242,327 and the net income margin was 3.23% that was attributable by the low profit margin of the LPG wholesale business.

Account Receivable

Account receivable balance as of December 31, 2007 and 2006 was $520,116 and nil, respectively. The average turnover rate of account receivable is 4.9 days.

Liquidity and Capital Resources

As of December 31, 2007, cash and bank balances were $1,049,768, which accounted for 5.39% of total assets.  The inventories as of December 31, 2007 were $1,163,343.  For the year ended December 31, 2007, the company generated net cash flow of $229,261 from operating activities whereas net cash used in investing activities was $4,982,926.  Net cash provided from financing activities amounted to $5,905,795.  As a result, net cash increased by $1,049,768 for the year ended December 31, 2007.

Management

Wei Wang, Director and Chairman of the Board, Chief Executive Officer, graduated from Henan Provincial Party School. He has worked in petrochemical industry for fifteen years. He had worked successively as the Chairman of the board in Handan, Jinan petrochemical industry and joined Anyang Top in 2007. He is in charge of the integrated business development, management and strategic planning of the company.

Li Wang , Director of the Board, Secretary, Graduated from China Politics and Law University and holding dual Bachelors in Law and Literature. Ms. Wang is the president of Zhenyuan (Canada) International Holding Inc. Meanwhile, Ms. Wang has also acted as the president of Greater Montreal Sino-Canadian Business Centre since 2006. In 2003, Ms. Wang became the president assistant in Zhenyuan Group China, when she participated all oversea cooperation projects, including the cooperation with Australian Forster securities company and the establishment of long-term cooperation relationship with technical and financial companies; the management and participation in financial consultation with Canada Investpro Securities Inc.; and the reorganization of the stocks, the assets of the Chinese private enterprise according to the Canadian financial system.  She previously held oversea department manager at China Century Huayu Investment Co., Ltd. (subsidiary of Zhenyuan Group) in 2002, where she managed and participated in all international cooperation projects, such as World Bank EMC project on several enterprises’ loan operation in China Beijing and Wuhan.

Shiming Yu, Director of the Board, Chief Financial Officer, a Chinese Certified Public Accountant, graduated from Changchun Taxation College, Industrial Accounting major. He has worked for more than six years in first-grade large state-owned chemical enterprise concerning the management of cost, investment and financing. Later, he worked as chief financial director for five years in a domestic manufacturing enterprise and also worked in a large-scale domestic accounting firm for five years in auditing. He joined Origin Obit Company in 2007 and is in charge of the integrated financial planning, management, investment and financing work of the company.

None of Wei Wang, Li Wang and Shiming Yu has been involved in any of the following proceeding during the past five years:

1.

any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.

any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.

being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Family Relationships

There is no family relationship between any of our directors or executive officers and any other directors or executive officers.

Code of Ethics

We have adopted a corporate code of ethics. We believe our code of ethics is reasonably designed to deter wrongdoing and promote honest and ethical conduct; provide full, fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of code violations; and provide accountability for adherence to the code.

Executive Compensation

The Company’s executive officers hold the same position with Origin Orbit. The Company’s executive officers currently does not receive any compensation for serving as executive officer of the Company, but is compensated by and through Origin Orbit. The following table sets forth information concerning cash and non-cash compensation paid by Origin Orbit to its Chief Executive Officer, Chief Financial Officer and Secretary as of December 31, 2007 and June 30, 2008. No executive officer of the Company received compensation in excess of $100,000 for any of those periods.

Name and	Period	Salary	Bonus	Stock	Non-Equity	Non-	All Other	Total ($)
Principal	Ended	($)	($)	Awards	Incentive Plan	Qualified	Compensation
Position					Compensation	Deferred	($)
					(S)	Compensation
Earnings ($)
Wei Wang	12/31/2007	554 per	–	–	–	–	–	554 per
CEO		month						month
	06/30/2008	554 per	–	–	–	–	–	554 per
		month						month

Li Wang	12/31/2007	–	–	–	–	–	–	–
Secretary	06/30/2008	–	–	–	–	–	–	–

Shiming Yu	12/31/2007	554 per	–	–	–	–	–	554 per
CFO		month						month
	06/30/2008	554 per	–	–	–	–	–	554 per
		month						month

Director Compensation

The directors of the Company have not received compensation for their services as directors nor have they been reimbursed for expenses incurred in attending board meetings.

Ownership Structure and Principal Shareholders

The following table sets forth certain information as of June 30, 2008, with respect to the beneficial ownership of our Common Stock, the sole outstanding class of our voting securities, by (i) any person or group owning more than 5% of each class of voting securities, (ii) each director, (iii) each executive officer named in the Summary Compensation Table in the section entitled “Executive Compensation” below and (iv) all executive officers and directors as a group.

As of June 30, 2008, upon the consummation of the Share Exchange Transaction described under Item 1.01, an aggregate of 12,000,000 shares of our Common Stock were issued and outstanding.

In determining the percent of Common Stock owned by a person on June 30, 2008, we divided (a) the number of shares of Common Stock beneficially owned by such person, by (b) the sum of the total shares of Common Stock outstanding on June 30, 2008.

Name and Address of Beneficial Owners (1) (2)	Amount and Nature of Beneficial Ownership	Percent of Class

Directors and Executive Officers
Wei Wang	0	0%
Li Wang	0	0%
Shiming Yu	0	0%
Greater Than 5% Shareholders
Oracular Dragon Capital Company, Ltd.	10,389,231 (3)	86.6%
All officers and directors as a group (3 persons)	0	0%

(1)

Pursuant to Rule 13d-3 under the Exchange Act, a person has beneficial ownership of any securities as to which such person, directly or indirectly, through any contract, arrangement, undertaking, relationship or otherwise has or shares voting power and/or investment power or as to which such person has the right to acquire such voting and/or investment power within 60 days.

(2)

Unless otherwise stated, each beneficial owner has sole power to vote and dispose of the shares.

(3)

Upon the consummation of the Share Exchange Transaction and acquisition of Origin Orbit as described under Item 1.01, Company issued Oracular Dragon 5,865,000 shares of common stock of the Company. As the result, Oracular Dragon owns a total 10,389,231 shares of common stock of the Company representing 86.6 % of the total issued and outstanding shares of common stock of Company.

Related Person Transactions

As described under Item 1.01, on June 30, 2008, the Company entered a share exchange agreement ("Share Exchange Agreement”) under which the Company issued 5,865,000 shares of its common stock, par value $ 0.00001, to Oracular Dragon, the sole shareholder of Origin Orbit in exchange for all the issued and outstanding shares of Origin Orbit. Prior to the Share Exchange Transaction, Oracular Dragon was the shareholder of 4,524,231shares of the Company’s common stock, representing a controlling ownership of our issued and outstanding shares.  Oracular Dragon acquired the 4,524,231 shares of Company from the former shareholders of the Company through the Affiliate and Non-Affiliate Stock Purchase Transactions consummated on June 19, 2008, the details of which have been disclosed on the Form 8-K Current Report filed on June 20, 2008. The Share Exchange Transaction and Stock Purchase Transactions, combined together, were a series of transactions that ensured the Company to acquire 100% of the beneficial ownership interest in Origin Orbit.

Description of Securities

Common Stock

Our authorized capital stock consists of 75,000,000 shares of common stock, $0.00001 par value per share. The holders of our common stock:

  have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;

  are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

  do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

  are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable. We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the state of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

As of June 30, 2008, a total of 12,000,000 shares of common stock are issued and outstanding.

Market for Common Stock and Related Shareholder Matters

Our common stock is quoted on Over the Counter Bulletin Board (“OTCBB”) under the symbol AOPM. As of June 30, 2008, the market price of our stock was $ 1.01.

Penny Stock Regulations

The SEC has adopted regulations which generally define "penny stock" to be an equity security that has a market price of less than $5.00 per share. Our Common Stock, when and if a trading market develops, may fall within the definition of penny stock and be subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000, or annual incomes exceeding $200,000 individually, or $300,000, together with their spouse).

For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's prior written consent to the transaction. Additionally, for any transaction, other than exempt transactions, involving a penny stock, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell the our Common Stock and may affect the ability of investors to sell their Common Stock in the secondary market.

Transfer Agent

Our stock transfer agent for our securities is:
Island Stock Transfer
100 Second Avenue South, Suite 104N,
St. Petersburg, Florida
Telephone: 727-289-0010.

Indemnification of Directors and Officers

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the office or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the U.S. Securities and Exchange Commission (the “SEC”), located on 100 F Street NE, Washington, D.C. 20549, Current Reports on Form 8-K, Quarterly Reports on form 10-Q, Annual Reports on Form 10-K, and other reports, statements and information as required under the Securities Exchange Act of 1934, as amended.

The reports, statements and other information that we have filed with the SEC may be read and copied at the Commission's Public Reference Room at 100 F Street NE, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.

The SEC maintains a web site (HTTP://WWW.SEC.GOV.) that contains the registration statements, reports, proxy and information statements and other information regarding registrants that file electronically with the SEC such as us. You may access our SEC filings electronically at this SEC website. These SEC filings are also available to the public from commercial document retrieval services.

Item 3.02 Unregistered Sales of Equity Securities

As described under Item 1.01, on June 30, 2008, the Company entered a share exchange agreement ("Share Exchange Agreement”) under which the Company issued 5,865,000 shares of its common stock, par value $ 0.00001, to Oracular Dragon, the sole shareholder of Origin Orbit in exchange for all the issued and outstanding shares of Origin Orbit.

Oracular Dragon is a company organized under the laws of British Virgin Islands and has its principal place of business in the People’s Republic of China. Oracular Dragon is neither a U.S Person, as such term is defined in Rule 902(k) of Regulation S, nor is it located within the United States. The 5,865,000 shares of common stock that Company issued to Oracular Dragon are “restricted shares” which have not been registered with SEC and the resale of which must be made in accordance with Regulation S, Rule 144, the registration requirements of the Securities Act of 1933 or an available exemption.

Item 5.06 Change in Shell Company Status

Upon the acquisition of Origin Orbit and its subsidiaries Anyang Prosperous and Anyang Top, the Company ceased being a “shell company” as that term is defined in Rule 12b-2 under the Securities and Exchange Act of 1934 (the “Exchange Act”).  Effective June 30, 2008, we also ceased all the exploration and mining business and operations.

Item 9.01 Financial Statement and Exhibits.

(a)

Financial Statements of Businesses Acquired.   In accordance with Item 9.01(a), the financial statements of Origin Orbit (the business acquired) are filed with this Current Report on Form 8-K as Exhibits 99.1, and 99.2.

(b)

Pro Forma Financial Information.  The unaudited pro forma that combined the consolidated financial statements of the Company and Origin Orbit are filed with this Current Report on Form 8-K as Exhibit 99.3

(d)

Exhibits.

Exhibit 10.1	Share Exchange Agreement, dated June 30, 2008, between Company and Oracular Dragon Capital Company, Ltd.
Exhibit 99.1	Audited consolidated financial statements of Origin Orbit for the year ended December 31, 2007 and the period from December 13, 2006 (date of incorporation) to December 31, 2006
Exhibit 99.2	Unaudited consolidated financial statements of Origin Orbit as of March 31, 2008
Exhibit 99.3	Unaudited pro forma of the combined consolidated financial statements of the Company and Origin Orbit

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2008	ACROPOLIS PRECIOUS METALS, INC.

/s/Wei Wang
Wei Wang
Chief Executive Officer, Chairman of the Board